Registration No. 333-
    ========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

              Delaware                                   38-0549190
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

                                The American Road
                          Dearborn, Michigan 48121-1899
               (Address of principal executive offices) (Zip Code)

                                   ___________

                  FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)
                                   ___________

                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                The American Road
                          Dearborn, Michigan 48121-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)
                                   ___________

                         CALCULATION OF REGISTRATION FEE
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------------------------- ------------------------ ------------------------ ------------------------ ----------------

                                                      Proposed maximum         Proposed maximum         Amount of
 Title of securities to   Amount to be registered    offering price per       aggregate offering      registration
     be registered                                       obligation                 price**                fee
------------------------- ------------------------ ------------------------ ------------------------ ================
 Deferred Compensation
    Obligations*             $100,000,000                 100%                  $100,000,000          $34,483.00
------------------------- ------------------------ ------------------------ ------------------------ ================
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*  The Deferred  Compensation  Obligations are unsecured obligations of Ford
   Motor Company to pay deferred  compensation in the future in accordance with the terms of the Ford Motor Company Deferred  Compensation Plan.
** Estimated solely for the purpose of determining the registration fee.

                  FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN
                             ______________________

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

     The contents of Registration Statement No. 33-62227 are incorporated herein by reference.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

          (a) The latest annual report of Ford Motor Company ("Ford") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which contains, either directly or indirectly by incorporation by reference, certified financial statements for Ford's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

          (c) The description of Ford's Common Stock contained in registration statement no. 33-43085 filed by Ford under the Securities Act of 1933 (the "1933 Act").

     All documents subsequently filed by Ford pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 8. Exhibits.


Exhibit 4.1    - Ford Motor Company Deferred Compensation Plan.  Filed as
                 Exhibit 4.1 to Registration Statement No. 33-62227 and incorporated herein by reference.

Exhibit 4.2    - Amendment to Ford Motor Company Deferred Compensation Plan,
                 effective October 1, 1995. Filed as Exhibit 10-T-1 to the Registrant's Annual Reporton Form 10-K for the year ended December 31, 1995.

Exhibit 4.3    - Amendment to Ford Motor Company Deferred Compensation Plan,
                 effective October 1, 1996. Filed with this Registration Statement.

Exhibit 5.1    - Opinion of Peter Sherry, Jr., an Assistant Secretary and
                 Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2    - Opinion of J. Gordon Christy, an Attorney of Ford Motor
                 Company, with respect to compliance requirements of the Employee Retirement Income Security Act of 1974. Filed with this Registration Statement.

Exhibit 15     - Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23     - Consent of Independent Certified Public Accountants. Filed
                 with this Registration Statement.

Exhibit 24.1  -  Powers of Attorney authorizing signature. Filed as Exhibit
                 24.1 to Registration Statement No. 333-02735 and incorporated herein by reference.

Exhibit 24.2  -  Power of Attorney authorizing signature. Filed with this
                 Registration Statement.

Exhibit 24.3  -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as Exhibit
                 24.2 to Registration Statement No. 333-02735 and incorporated herein by reference.

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 30th day of January, 1997.

                                     FORD MOTOR COMPANY

                                     By:   Alex Trotman*
                                          (Alex Trotman)
                                         Chairman of the Board of Directors



     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.
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       Signature                                 Title                          Date
       ---------                                 -----                          ----
                                      Director and Chairman of the
                                       Board of Directors, President
                                       and Chief Executive Officer
Alex Trotman*                         (principal executive officer)
---------------------
(Alex Trotman)


Michael D. Dingman*                          Director                     January 30, 1997
---------------------
(Michael D. Dingman)

                                         Director and Vice
                                   President, Ford Motor Company,
                                     and Director and President
                                    and Chief Operating Officer,
Edsel B. Ford II*                    Ford Motor Credit Company
---------------------
(Edsel B. Ford II)


William Clay Ford*                           Director
---------------------
(William Clay Ford)

    Signature                                 Title                             Date
    ---------                                 -----                             ----

                                     Director and Chairman
William Clay Ford, Jr.*            of the Finance Committee
------------------------
(William Clay Ford, Jr.)



Roberto C. Goizueta*                      Director
-----------------------
(Roberto C. Goizueta)



Irvine O. Hockaday, Jr.*                  Director
-------------------------
(Irvine O. Hockaday, Jr.)



Marie-Josee Kravis*                       Director
------------------------
(Marie-Josee Kravis)



Drew Lewis*                               Director                         January 30, 1997
------------------------
(Drew Lewis)



Ellen R. Marram*                          Director
------------------------
(Ellen R. Marram)



Homer A. Neal                             Director
------------------------
(Homer A. Neal)



Carl E. Reichardt*                        Director
------------------------
(Carl E. Reichardt)



John L. Thornton*                         Director
------------------------
(John L. Thornton)

     Signature                             Title                                Date
     ---------                             -----                                ----


  Clifton R. Wharton, Jr.*                Director
----------------------------
 (Clifton R. Wharton, Jr.)



                                     Executive Vice President
                                    and Chief Financial Officer              January 30, 1997
John M. Devine*                    (principal financial officer)
---------------------------
(John M. Devine)



                                       Corporate Controller
William J. Cosgrove*               (principal accounting officer)
---------------------------
(William J. Cosgrove)


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*By:  /s/K. S. Lamping
      -----------------------
        (K. S. Lamping
        Attorney-in-Fact)

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                                  EXHIBIT INDEX
                                                                                        Sequential Page
                                                                                        at Which Found
                                                                                        (or Incorporated
                                                                                        by Reference)
Exhibit 4.1         Ford Motor Company Deferred Compensation Plan. Filed as
                    Exhibit 4.1 to Registration Statement No. 33-62227 and
                    incorporated herein by reference.

Exhibit 4.2 Amendment to Ford Motor Company Deferred Compensation Plan, effective October 1, 1995. Filed as Exhibit 10-T-1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

Exhibit 4.3 Amendment to Ford Motor Company Deferred Compensation Plan, effective October 1, 1996. Filed with this Registration Statement.

Exhibit 5.1 Opinion of Peter Sherry, Jr., an Assistant Secretary and Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2 Opinion of J. Gordon Christy, an Attorney of Ford Motor Company, with respect to compliance requirements of the Employee Retirement Income Security Act of 1974. Filed with this Registration Statement.

Exhibit 15 Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23 Consent of Independent Certified Public Accountants. Filed with this Registration Statement.

Exhibit 24.1        Powers of Attorney authorizing signature. Filed as Exhibit
                    24.1 to Registration Statement No. 333-02735 and incorporated herein by reference.

Exhibit 24.2 Power of Attorney authorizing signature. Filed with this Registration Statement.

Exhibit 24.3 Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as
                    Exhibit 24.2 to Registration Statement No. 333-02735 and incorporated herein by reference.


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